EXHIBIT 10.13

Translated From Japanese

         AGENCY CONTRACT BETWEEN GHI AND JAPAN TELECOM INVOICE CO., LTD.

(BASIC CONTRACT)

o    NAME OF THE SERVICE BY JAPAN TELECOM : Otoku Line( discount line)

o    OBJECT : Sales of "Otoku Line" and "Invoicing & Collecting Bills"

o    TERRITORY : All of Japan

o REPORT : GHI should report to Nippon Telecom Invoice when GHI makes a contract with other competitor.

o SUBCONTRACT :GHI can use subcontractors. Contact between GHI and subcontractors according to the original one.

o TERM OF CONTRACT : One year. Automatically renewable for an additional year unless it is terminated by either party upon thirty days notice before the expiration date.

(INDIVIDUAL CONTRACT)

o    COMMISSIONS

     1. OTOKU LINE : Lump sum Comm. (Pre-paid comission) Sales promotion fee should be paid subject to the agreement.

     2. CONTINUED COMM.. At the end of a month, if the customers decide to continue the contract, above comm. should be paid.

     3. PAYMENT TERMS : Calculating at the end of a month and should be paid at the end of the next month.

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Translated From Japanese

                                 AGENCY CONTRACT
     BASIC COMMISSION OF AUTHORITY FOR COMMUNICATION SERVICE BUSINESS AGENT

Japan Telecom Invoice, Inc. concludes this contract with Global Hotline, Inc. regarding consigning to Global Hotline a part of agent business for "Otoku-Line" operation as stated below.

PURPOSE;

1. According to this contract, Japan Telecom Invoice consigns to Global Hotline agent business for "Otoku-Line" operation defined in the following provision, and Global Hotline agrees to accept it. "Otoku-Line" operation contains "Discount service" and "Billing service" operation.

DEFINITION;

2.(1) "Discount service"

      "Discount service" is a specially contracted discount service made by Japan Telecom, which should be dealt with by Japan Telecom Invoice as a representative contractor. The detail are specially contracted services out of "Select saver", which should also be dealt with by Japan Telecom Invoice as a representative contractor, provided in 2-1(27) of the first chart of Japan Telecom' Telephone service covenant.

  (2) "Billing service"

      "Billing service" is a service to charge and collect usage fee for customers who enroll this service. Japan Telecom Invoice or its appointed vendors offer it directly.

BUSINESS CONTENT AND PERFORMANCE ACCOUNTABILITY;

3. Business content that Japan Telecom Invoice consigns to Global Hotline under the provision 1 is as follows. Global Hotline's target customers are limited to corporate body. Japan Telecom' direct business partners or prospects are not included. However, if Global Hotline has no choice but operate toward its business partners or prospects individually, Japan Telecom Invoice and Global Hotline should deliberate the matter separately.

  (1) Explanation of "Otoku-Line" content and encouragement of usage application.

  (2) Handling of application for "Otoku-Line" usage.

  (3) Handling of alteration of "Otoku-Line" usage contract.

  (4) Operation for "Otoku-Line" usage promotion.

  (5) Inquiry and complaint procedure

  (6) Business pertaining to each of the previous number.

      2. Global Hotline has to explain to customers that Japan Telecom Invoice and its appointed vendors directly operate billing service and collect usage fee.

      3. According to Japan Telecom Invoice' indication, Global Hotline should execute business faithfully and efficiently with the care of a good manager.

      4. Global Hotline cannot operate business of the same or similar kind as/to the present business for others in the same business as Japan Telecom Invoice or Japan Telecom.

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BUSINESS AREA;

4. The area where Global Hotline operates the business is as follows unless it is separately specified by Japan Telecom Invoice in writing.

Business area: whole of country

INDUCEMENT OF CUSTOMERS;

5. Global Hotline uses a variety of method, such as door-to-door or telephone inducement, advertisement and Internet inducement and inducement at a function, in an effective and efficient manner in order to encourage "Otoku-Line" usage application.

USAGE OF CORPORATE NAME OF JAPAN TELECOM INVOICE AND JAPAN TELECOM;

6. Global Hotline uses the display of "Japan Telecom Invoice agent" or "Japan Telecom agent" when executing the business.

  2. Corporate logo and other service marks that Global Hotline can use are separately specified by Japan Telecom Invoice. Unless provided in this contract, in the absence of Japan Telecom Invoice' prior authorization in writing, Global Hotline cannot use the corporate name, corporate logo and other service marks of Japan Telecom Invoice and Japan Telecom.

  3. If advertising Japan Telecom' "Otoku-Line", Global Hotline has to get Japan Telecom Invoice' prior authorization about the content in writing.

THE BUSINESS RELATED COMMISSION;

7. Japan Telecom Invoice should pay commission prescribed in Individualized commission of authority for communication service business agent (separate engagement), which is separately deliberated and concluded between Japan Telecom Invoice and Global Hotline when Global Hotline executes the business provided in the provision 3.

ISSUANCE OF APPLICATION;

8. Global Hotline issues the following things for profit (the price is separately specified.) or without charge.

  (1) Standard brochures that Japan Telecom Invoice and Japan Telecom draw up.

  (2) Application for "Otoku-Line" usage contract and other documents needed for "Otoku-Line" usage application.

  (3) Support material Japan Telecom Invoice agrees that Global Hotline needs in executing the business.

ABIDANCE BY ACT OF CONGRESS AND COVENANT;

9. Global Hotline has to abide by Telecommunications Business Law, law protecting personal information and other related laws, "Telephone service contract covenant" provided by Japan Telecom, "Billing service covenant" provided by Japan Telecom, and compliance matters that Japan Telecom Invoice or Japan Telecom provide regarding the present business and "Otoku-Line".

  2. Global Hotline cannot offer customers the conditions against laws, contract covenant and the present contract.

  3. Japan Telecom Invoice can require Global Hotline to correct the act going against Japan Telecom Invoice and Japan Telecom`confidence in society, credit, reputation or profit. Global Hotline should comply with it immediately.

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FORBIDDANCE OF PROFIT SHARING;

10. Without regard to directly or indirectly, regardless of the purpose, Global Hotline cannot provide customers with money and economic benefit unless sales promotion does not act against laws.

REPORT;

11. If Global Hotline is going to conclude communication service business agent contract with other telecommunication corporations, they should report it to Japan Telecom Invoice.

  2. Global Hotline should report to Japan Telecom Invoice in advance in the style designated by Japan Telecom Invoice if it falls under the following.

     (1) Modification of corporate body and corporate name.

     (2) Modification of representative

     (3) Modification of address of head office or principal office

     (4) Modification of bank account that commission provided in the provision 7 is transferred to.

  3. If third parties are damaged by Global Hotline, a dispute arises with these parties, or these things are likely to occur, Global Hotline has to inform Japan Telecom Invoice of the trouble immediately as well as settle it after due consultation with Japan Telecom Invoice.

RECOMMISSION;

12. Global Hotline can recommission a part of or the whole business to a bystander by gaining prior approval in writing from Japan Telecom Invoice. When terminating recommission, Global Hotline should notify it immediately in the style designated by Japan Telecom Invoice.

  2. Global Hotline cannot conclude a contract with a recommission partner regarding recommission whose content goes against laws, covenant or the present contract.

  3. Global Hotline should provide a copy of a recommission contract, a recommission partner's company brochure, certified copy of commercial registration and documents that gives proof of a recommission partner's credit if there is a request from Japan Telecom Invoice.

  4. Regarding usage of Japan Telecom Invoice and Japan Telecom` corporate name by a recommission partner, apply the provision 6 correspondingly.

  5. Global Hotline accepts all responsibility jointly and severally with a recommission partner attributable to a recommission partner's business execution.

  6. If there is guidance from Japan Telecom Invoice about a recommission partner's business execution, Global Hotline should comply with it. If Global Hotline goes against the guidance reasonably without excuse, Japan Telecom Invoice can suspend the whole or a part of commission payment provided in the provision 7 by notifying it to Global Hotline.

  7. Global Hotline cannot make a bystander re-recommission a part of or the whole business to a recommission partner.

CONFIDENTIAL NATURE;

13. Either party cannot divulge information about this contract, related separate engagement and agreement of memorandum to a bystander without other parties' approval in writing.

   2. Either party cannot divulge and disclose the other party's trade secret and information about customers to a bystander or use them for another purpose.

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PROTECTION OF INFORMATION ABOUT CUSTOMERS;

14. Global Hotline should abide by the following items in order to ensure fair handling of customers' information.

    (1) Abide by laws, "Guideline about customers' information protection in telecommunication" (Ministry of Internal Affairs and Communications' announcement of No 695 on 8/31/2004) and a future guideline to be announced by Ministry of Internal Affairs and Communications.

    (2) Appoint an information fair usage manager. If there is a request from Japan Telecom Invoice, notify the name and duty position in writing.

    (3) Develop administrative provision and auditing system about handling of customers' information. If there is a request from Japan Telecom Invoice, provide documents about them.

    (4) If there is need to transmit and receive customers' information with communication network, take measures for unauthorized access. The measures should satisfy information and telecommunications network's safety and credibility standard (Posts and Telecommunications Ministry's announcement of No 73 in 1987).

    (5) When destroying documents customers' information is mentioned in, destroy with strict care so that they are not scattered, lost and dumped.

INVESTIGATION AND CONFIRMATION OF PERFORMANCE PROGRESS;

15. Japan Telecom Invoice can require Global Hotline to report the business performance progress in order to investigate and confirm the progress. Global Hotline has to comply with it.

  2. Japan Telecom Invoice can require Global Hotline to report the management system of customers' information in order to investigate and confirm the performance progress of the provision 14. Global Hotline has to comply with it.

  3. As a result of the section 1's investigation and confirmation, or for other reasons, if Japan Telecom Invoice determines that Global Hotline's management system are not satisfied in adherence with the spirit of the provision 14, Japan Telecom Invoice can indicate and require the improvement to Global Hotline. Global Hotline has to comply with it.

  4. Japan Telecom Invoice can give education and guidance about customers' information management to Global Hotline's board members and employees in order to ensure the performance of the provision 14 by Global Hotline. Global Hotline has to comply with it.

DUTY OF REPORT IN CASE OF AN ACCIDENT;

16. If Global Hotline's board members and employees use the customers' information, disclose and divulge it to a bystander, Global Hotline has to notify Japan Telecom Invoice immediately, take appropriate measures for prevention of damage expansion at its own expense and recompense immediately Japan Telecom Invoice and Japan Telecom' damages arising from the disclosure and divulgation. In this case, Global Hotline has to make necessary investigation as soon as possible, punish the board member and employee according to Global Hotline's internal discipline and report the content of the punishment and the findings to Japan Telecom Invoice.

  2. In the case of the section 1, Global Hotline has to develop and take preventative measures immediately and report that to Japan Telecom Invoice.

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  3. In the case of the section 1, if gets some complaints, objections and claims from customers, Global Hotline has to settle it in a way that is deliberated and decided with Japan Telecom Invoice at its own expense and responsibility.

PROHIBITION OF DEMISE;

17. Each party cannot transfer, loan or offer as collateral all or a part of the rights under this agreement to a bystander, unless there is other parties' approval in writing.

COMPENSATION FOR JAPAN TELECOM INVOICE'S DAMAGE;

18. If causes damage to Japan Telecom Invoice arising from the business execution, Global Hotline is liable for the damage of the entire amount except when Japan Telecom Invoice is responsible for the damage.

TROUBLE WITH CUSTOMERS;

19. If a problem with customers occurs in association with Global Hotline's business execution, Global Hotline should settle all the problems in a way that is deliberated and decided with Japan Telecom Invoice at its own expense and responsibility. In this case, if Japan Telecom Invoice bears an expense in settling the problem, Global Hotline has to compensate Japan Telecom Invoice' advance money immediately.

JAPAN TELECOM INVOICE' CANCELLATION;

20. If Japan Telecom Invoice falls under the following cases and does not correct the case after passing renewal period based on Japan Telecom Invoice' demand in writing, Japan Telecom Invoice can cancel this agreement. However, if Global Hotline falls under any case of No4 to No7, Japan Telecom Invoice can cancel this agreement without formal demand.

    (1) Be involved in illegal activities

    (2) Slander Japan Telecom Invoice' reputation, credit, confidence and profit remarkably by doing unauthorized and unfair operation.

    (3) Without fair reason, not execute all or a part of the business, or Global Hotline commits an act of bad faith to Japan Telecom Invoice.

    (4) Claimable assets of compensation (commission) under this contract are attached or sequestrated.

    (5) Be subject to punishment of suspension of business transaction by a bill clearinghouse.

    (6) By attachment, interlocutory injunction, or compulsory execution, cannot execute the contract.

    (7) Bankruptcy procedures, civil rehabilitation proceedings, corporate consolidation or corporate reorganization proceedings are filed for or prepared to be filed for and accept the motion.

    (8) Break this agreement or betray its cause crucially.

    (9) Opening performance of "Otoku-Line" sold on commission by Global Hotline is less than cumulative total of 50 lines in continued 6 months.

    (10) When a serious complaint is made against Global Hotline's operation, Global Hotline does not manifest improvement regardless of Japan Telecom Invoice' warning.

  2. In the case of the preceding paragraph, Japan Telecom Invoice is responsible for all of the Global Hotline's damages by a cause leading to the cancellation or this cancellation.

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GLOBAL HOTLINE'S CANCELLATION;

21. If Japan Telecom Invoice falls under the following cases and does not correct the case after passing renewal period based on Global Hotline's formal demand in writing, Global Hotline can cancel this agreement. However, Japan Telecom Invoice falls under any case of No2 to No4, Global Hotline can cancel this agreement without formal demand.

    (1) Not pay compensation prescribed in the provision 7.

    (2) Be subject to punishment of suspension of business transaction by a bill clearinghouse

    (3) By attachment, interlocutory injunction, or compulsory execution, cannot execute the contract.

    (4) Bankruptcy procedures, civil rehabilitation proceedings, corporate consolidation or corporate reorganization proceedings are filed for or prepared to be filed for and accept the motion.

    (5) Break this agreement or betray its cause crucially.

  2. In the case of No1, Global Hotline accepts all responsibility for Global Hotline's damages caused by the occasion of the cancellation and the cancellation itself.

ACCOUNTING UNIT FOR A MONTH;

22. In this agreement, accounting unit for a month is from the first day to the last day of every month.

CONTRACT EFFECTIVE PERIOD;

23. This contract is for the period of April 14, 2006 to April 14, 2007. However, if there is no notice in writhing of each party's declarations of intention to modify or terminate this contract by 30 days before the expiration, this contract will be automatically renewed for another year reckoning from the next day of the expiration.

DELIBERATION;

24. If a difference arises in interpretations between Japan Telecom Invoice and Global Hotline of the matters not prescribed in this agreement and each provision of this agreement, the parties will try and settle it with amicable deliberation.

COMPETENT COURT;

25. In the event of any dispute arising out of this agreement, the jurisdiction for the first trial will be exclusively with the Tokyo District Court.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by placing their signatures and seals thereon, and each party shall keep one copy of the originals.

Signed  April 14, 2006

Japan Telecom Invoice Inc.
President: Ikuo Kimura
1-9-1, Higashi-shinbashi, Minato-ku, Tokyo

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Translated From Japanese

 INDIVIDUALIZED COMMISSION OF AUTHORITY FOR COMMUNICATION SERVICE BUSINESS AGENT

Under the provision 7 in Basic commission of authority for communication service business agent (basic contract) made as of April 14, 2006 , by and between Japan Telecom Invoice, Inc. and Global Hotline, Inc., the parties agree as below and conclude this contract(separate engagement). Words and terms defined in the basic contract, not otherwise provided for, are applicable to the separate engagement.

1. PURPOSE

Regarding the provision 7 in the basic contract (commission arising from the business), Japan Telecom Invoice agrees to pay commission prescribed in the provision 2 to Global Hotline.

2. COMMISSION

1) Otoku-Line lump-sum commission

   Under the provision 7 in the basic contract (commission arising from the business), Japan Telecom Invoice agrees to pay the amount to Global Hotline as lump-sum commission for Otoku-Line's operation to attract new customers. The amount is specified in a notification separately presented by Japan Telecom Invoice.

2) Otoku-Line continuous commission

   1. Under the provision 7 in the basic contract (commission arising from the business), Japan Telecom Invoice agrees to pay the amount to Global Hotline as Otoku-Line continuous commission. The amount (continuous commission) is calculated by multiplying the unit price specified in a notification that is separately presented by Japan Telecom Invoice, per line out of Otoku-Line's total number of lines, which are target lines for new customers' Otoku-Line utilization contract application handled by Global Hotline, at the base point in time, which is the end of every month, and class by class. However, regarding a line behind in fee payment, Japan Telecom Invoice can reserve the continuous commission's payment in the delinquency period. If the delinquency is resolved, Japan Telecom Invoice pays the continuous commission in the delinquency period on the occasion of the next continuous commission's payment.

   2. If the total amount of Otoku-Line continuous commission prescribed in the previous section calculated on a monthly basis is less than 500yen(tax included), Japan Telecom Invoice will not pay this to Global Hotline.

3. PAYMENT METHOD

Regarding Otoku-Line lump-sum commission and continuous commission, Japan Telecom Invoice shall pay the amount (consumption tax included) to Global Hotline at the end of the next month at the base point in time by transferring it to Global Hotline's designated banking institution. However, if the month-end day falls on the banking institution's holiday, the payment day shall be the next business day.

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4. CANCELLATION BEFORE MATURITY, MODIFICATION AND CANCELLATION

   1) If Japan Telecom executes Otoku-Line's usage stop punishment because of a customer's delinquency, Japan Telecom Invoice suspends payment for Global Hotline of the continuous commission on the customer's line from the month when the punishment is executed. In this case, Japan Telecom Invoice do not need to pay the continuous commission in the delinquency period before Japan Telecom executes Otoku-Line's usage stop punishment.

   2) If a line class is modified after Otoku-Line opens, Japan Telecom Invoice calculates the continuous commission according to the modified line class from the month when the modification is executed.

5. EFFECTIVE PERIOD

   1) Effective period of the separate engagement is the same as the basic contract. If the basic contract expires, the separate engagement justifiably expires as well.

   2) Under the section 1, if the basic contract and the separate engagement expire, Japan Telecom Invoice does not assume an obligation of payment to Global Hotline for the commission based on the provision 2 after the expiration date.

6. SALES ASSISTANT REGISTRATION

   1) Japan Telecom Invoice registers all the sales assistants Global Hotline uses. Sales action is allowed only to the registered sales assistants.

   2) Global Hotline should provide the designated application form in advance for a sales assistant, who should be accepted by Japan Telecom Invoice. Global Hotline registers sales assistants by giving them a sales assistant code and issuing a sales assistant ID card. Special people except sales assistants such as a responsible person, trainer and supervisor are counted as the number of the sales assistants as long as Japan Telecom Invoice accepts them.

   3) Services Global Hotline and sales assistants deal with are limited exclusively to the services Japan Telecom Invoice provides.

   4) Global Hotline makes sales assistants follow the rules as below regarding a sales assistant ID card.

      1. Always bring a sales assistant ID card and present it if necessary.

      2. Not lend and transfer a sales assistant ID card to other people.

      3. If a sales assistant retires, report it to Japan Telecom Invoice and return a sales assistant ID card immediately.

      4. Apply for reissue of a sales assistant ID card immediately if losing and damaging it and changing the name.

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7. MANAGEMENT OF SALES ASSISTANTS

   1) Performance of line registration per sales assistant is monthly managed with the system of Japan Telecom Invoice and Japan Telecom.

   2) Sales activity is not allowed to people without sales assistant registration and people disqualified from a sales assistant. If people without sales assistant registration, people disqualified from a sales assistant or dishonest people continues the operation, it is recognized as violation of Global Hotline's obligation of management, and Japan Telecom Invoice can suspend Global Hotline's agent operation and do not need to pay Otoku-Line lump-sum commission and continuous commission to Global Hotline.

   3) When a serious complaint is made and if Global Hotline does not manifest improvement regardless of Japan Telecom Invoice' warning, Japan Telecom Invoice can suspend Global Hotline's agent operation and do not need to pay Otoku-Line lump-sum commission and continuous commission to Global Hotline. Global Hotline should punish the sales assistant causing according to a penalty rule separately prescribed in writing.

8. RECORD, CUSTODY AND REPORT OF A CALL LOG IN OPERATION BY TELEPHONE

   1) If making an appointment with customers and operating a sales activity by telephone, Global Hotline has to establish a system to record a call log as electronic data and archive it.

   2) If there is Japan Telecom Invoice' request for presence of the call log because of a complaint arising, Global Hotline has to present the data immediately.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by placing their signatures and seals thereon, and each party shall keep one copy of the originals.

Date: April 14, 2006

Japan Telecom Invoice Inc.
President: Ikuo Kimura

1-9-1, Higashi-shinbashi, Minato-ku, Tokyo

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